Registration No. 333 -
                                                               --------------


      Filed with the Securities and Exchange Commission on June 2, 1999
-----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                           ----------------------

                              US AIRWAYS, INC.
            (Exact name of registrant as specified in its charter)

                      State of Incorporation:  Delaware

                2345 Crystal Drive, Arlington, Virginia 22227
                  (Address of principal executive offices)

                               (703) 872-7000
             (Registrant's telephone number, including area code)

              (I.R.S. Employer Identification No.:  53-0218143)

                           US AIRWAYS GROUP, INC.
            (Exact name of registrant as specified in its charter)

                    State of Incorporation:  Delaware

                2345 Crystal Drive, Arlington, Virginia 22227
                  (Address of principal executive offices)

                               (703) 872-5306
             (Registrant's telephone number, including area code)

              (I.R.S. Employer Identification No.:  54-1194634)

           Thomas A. Mutryn                           Copies to:
   Senior Vice President - Finance and            Lawrence M. Nagin
        Chief Financial Officer
           US Airways, Inc.                    Executive Vice President
                                                   Corporate Affairs
        US Airways Group, Inc.                    and General Counsel
         2345 Crystal Drive                         US Airways, Inc.
      Arlington, Virginia 22227                   2345 Crystal Drive
           (703) 872-7000                     Arlington, Virginia  22227
(Name, address, including zip code, and             (703) 872-7000
 telephone number, including area code,
        of agent for service)                        Seth E. Jacobson
                                              Skadden, Arps, Slate, Meagher &
                                                      Flom (Illinois)
                                                     333 W. Wacker Dr.
                                                  Chicago, Illinois 60606
                                                      (312) 407-0700
                        --------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the follow-ing box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
   Title of Each                      Proposed Maximum   Proposed Maximum      Amount of
Class of Securities    Amount to be    Aggregate Price      Aggregate         Registration
 To be Registered      Registered(1)     Per Unit (1)    Offering Price (2)     Fee (3)
-------------------    -------------  ----------------   ------------------   ------------
Pass Through
Certificates                 -                -          $1,500,000,000 (4)   $263,480 (5)

Guaranties of
Pass Through
Certificates                 -                -                  -                 - (6)


(1)  Omitted pursuant to Rule 457 (o) under the Securities Act of 1933.
(2)  Estimated  solely for  purposes of determining the registration fee pursuant to Rule
     457 (o).
(3)  Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed.
(4)  Of the $1,500,000,000 of securities being registered hereunder, pursuant to Rule
     429(b) under the Securities Act of 1933, an aggregate of $552,232,000 of securities are being carried forward from the registrant's prior registration statement on Form
     S-3 (SEC File No. 333-64425).
(5)  In connection with the prior registration statement, registration fees of approximately $162,908 previously were paid with respect to the $552,232,000 of securities being carried forward herewith.
(6)  No separate consideration will be received for the guarantees.  Pursuant to Rule
     457(n) under the Securities Act of 1933, no separate fee for any guarantee is payable.

          Pursuant to Rule 429 under the Securities Act of 1933, the prospectus set forth herein also relates to securities registered pursuant to the prior registration statement.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER
AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER
BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS
AMENDED, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                     2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                  Subject to Completion, dated June 2, 1999

PROSPECTUS

                               $1,500,000,000

                              US AIRWAYS, INC.

                            US AIRWAYS GROUP, INC.

                          PASS THROUGH CERTIFICATES


                          -------------------------


     This prospectus relates to the issuance of pass through certificates by one or more pass through trusts to be formed by US Airways, Inc. We will de-scribe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                          -------------------------



     This prospectus may not be used to consummate sales of certificates un-less accompanied by a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 1999.
                               -------





                         PRESENTATION OF INFORMATION

     We have given certain capitalized terms specific meanings for purposes of this prospectus. The "Index of Terms" attached as Appendix I to this pro-spectus lists the page in this prospectus on which we have defined each such term.


                             TABLE OF CONTENTS

Forward-Looking Statements                                        1
Summary                                                           2
The Company                                                       3
Ratio of Earnings to Fixed Charges                                4
Use of Proceeds                                                   4
Description of the Certificates                                   5
Description of the Equipment Notes                               19
Certain United States Federal Income Tax Consequences            26
ERISA Considerations                                             29
Plan of Distribution                                             29
Selling Certificateholders                                       30
Legal Opinions                                                   31
Experts                                                          31
Where You Can Find More Information                              31
Incorporation of Certain Documents by Reference                  32
Index of Terms                                           Appendix I


                                     i


                          FORWARD-LOOKING STATEMENTS

     The statements contained in this prospectus, any prospectus supplement delivered with this prospectus and the information incorporated by reference include forward-looking statements within the meaning of the Private Securi-ties Litigation Reform Act of 1995. The preparation of forward-looking statements requires the use of estimates of future revenues, expenses, activ-ity levels and economic and market conditions, many of which are outside of US Airways' control. These forward-looking statements involve risks, uncer-tainties and other factors that may cause our actual results to differ mate-rially from the results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

     - general economic and business conditions;

     - labor costs;

     - aviation fuel costs;

     - competitive pressures on pricing -- particularly from lower-cost competitors;

     - weather conditions;

     - governmental legislation;

     - consumer perceptions of our products; and

     - demand for air transportation in the markets in which we operate.


     The preparation of forward-looking statements also involves other fac-tors and assumptions not identified above. The failure of these other fac-tors and assumptions to be realized may also cause actual results to differ materially from those discussed. We assume no obligation to update estimates to reflect actual results, changes in assumptions or changes in other factors affecting estimates.





                                   SUMMARY

PASS THROUGH CERTIFICATES

     The types of securities we may offer and sell from time to time by this prospectus are pass through certificates ("Certificates"). The Certificates:

     - will be issued by one or more trusts formed by US Airways;

     - will represent an interest only in the property of the Trust that issued the specific series of Certificates, and will not represent an interest in or rights to the property of any other Trust formed to issue a different series of Certificates;

     - will be issued in one or more series;

     - will have economic and other terms described in the prospectus supplement relating to the specific series of Certificates and delivered with this prospectus; and

     - may have one or more types of credit enhancement.

     We may offer and sell up to $1,500,000,000 of aggregate initial offering price of Certificates pursuant to this prospectus and related prospectus sup-plements. The initial offering price may be denominated in United States dollars or foreign currencies based on the applicable exchange rate at the time of sale.

PASS THROUGH TRUSTS

     We will form a separate pass through trust (a "Trust") to issue each se-ries of Certificates. Each Trust will pass through to holders of its Cer-tificates payments that it receives on the property that it owns. The prop-erty of each Trust may consist of:

     - equipment notes of one or more series; and

     - other property described in the applicable prospectus supplement.

Unless stated otherwise in a prospectus supplement, the trustee of each Trust will be State Street Bank and Trust Company of Connecticut, National Associa-tion (the "Trustee").

EQUIPMENT NOTES

     The equipment notes owned by each Trust may consist of Leased Aircraft Notes, Owned Aircraft Notes or a combination of these notes (the "Equipment Notes").

     "Leased Aircraft Notes" are issued by an Owner Trustee to finance or re-finance the Owner Trustee's purchase of an aircraft, including the aircraft's engines, which the Owner Trustee will in turn lease to us in a leveraged lease transaction. Leased Aircraft Notes may also be issued to refinance an aircraft previously financed by us. The Owner Trustee will make payments of principal and interest on the Leased Aircraft Notes out of the rental pay-ments we make to the Owner Trustee. Our obligation to pay rent to the Owner Trustee may be


                                     2


guaranteed by our parent corporation, US Airways Group, Inc. ("US Airways Group"), as described in the applicable prospectus supplement. Holders of the Leased Aircraft Notes will not have recourse against us or our parent guarantor, if any, for the payment of principal and interest to be made by the Owner Trustee on the Leased Aircraft Notes.

     "Owned Aircraft Notes" are issued by us so that we may finance or refi-nance the purchase of an aircraft, including the aircraft's engines, that we will own ourselves rather than lease from an Owner Trustee. Our obligation to pay interest and repay principal on the Owned Aircraft Notes may be guar-anteed by our parent guarantor, as described in the applicable prospectus supplement. Holders of Owned Aircraft Notes will have recourse against us and our parent guarantor, if any, for payment of principal and interest on the Owned Aircraft Notes.

ADDITIONAL INFORMATION

     We will describe in a prospectus supplement, which will be delivered with this prospectus, the specific terms of each series of Certificates that we may offer and sell from time to time. See "Description of the Certifi-cates-General."

                                THE COMPANY

     US Airways, Inc. is a certificated air carrier engaged primarily in the business of transporting passengers, property and mail ("US Airways"). We are the principal operating subsidiary of US Airways Group, accounting for approximately 90% of US Airways Group's consolidated operating revenues for the first three months of 1999.

     US Airways carried approximately 58 million passengers in 1998 and is currently the sixth largest domestic air carrier (as ranked by total revenue passenger miles). US Airways is comprised of our "mainline" service, includ-ing international service, and our recently introduced low-cost product "MetroJet." Overall, the US Airways system includes US Airways together with our code share partners US Airways Express and US Airways Shuttle. The com-bined US Airways system served 202 destinations worldwide as of March 1999. As of March 31, 1999, US Airways had more than 38,000 full-time equivalent employees.

     Our major connecting hubs are located at airports in Charlotte, Phila-delphia and Pittsburgh. We also have substantial operations at the Balti-more-Washington International Airport, Boston's Logan International Airport, New York's LaGuardia Airport and Washington's Ronald Reagan Washington Na-tional Airport. As of March 1999, measured by departures, we were the larg-est airline at each of these airports and are the largest air carrier in many other smaller eastern cities such as Albany, Buffalo, Hartford, Providence, Richmond, Rochester and Syracuse. We also are the leading airline from the Northeast United States to Florida. As of March 1999, approximately 84% of our departures and approximately 56% of our capacity (available seat miles) were deployed within the United States east of the Mississippi River.

     US Airways and US Airways Group both are Delaware corporations, with ex-ecutive offices located at 2345 Crystal Drive, Arlington, Virginia 22227. US Airways' telephone number is (703) 872-7000 and US Airways Group's telephone number is (703) 872-5306.


                                     3


                     RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for US Airways and US Airways Group and their consolidated subsidiaries for the periods indicated:

                  Three months ended
                       March 31,              Year ended December 31,
                  ------------------      --------------------------------
                     1999     1998        1998   1997   1996   1995   1994
                     ----     ----        ----   ----   ----   ----   ----

US Airways            1.8      2.2         2.7    2.2    1.3    1.1     *
US Airways Group      1.5      2.1         2.5    2.1    1.5    1.2    **


-----------
* For the year ended December 31, 1994, US Airways' earnings were not sufficient to cover its fixed charges. Additional earnings of $721 million would have been required to achieve a ratio of earnings to fixed charges of 1.0.

** For the year ended December 31, 1994, US Airways Group's earnings were not sufficient to cover its fixed charges. Additional earnings of $690 million would have been required to achieve a ratio of earnings to fixed charges of 1.0.


     For purposes of calculating the ratios of earnings to fixed charges, earnings consist of pretax income, fixed charges, capitalized interest and amortization of previously capitalized interest. Fixed charges consist of interest expense, amortization of debt issue expense and the portion of rental expense representative of interest expense.


                               USE OF PROCEEDS

     Except as set forth in the applicable prospectus supplement, the Trustee for a Trust will use the proceeds from the sale of the Certificates issued by that Trust to purchase one or more Leased Aircraft Notes or Owned Aircraft Notes. The issuer of the Leased Aircraft Notes will use the proceeds from the sale of the Leased Aircraft Notes to finance the purchase of an aircraft, which we will lease from that issuer. We will use the proceeds from the sale of Owned Aircraft Notes to a Trust to finance the purchase of an aircraft which we will own ourselves rather than lease from another person. Leased Aircraft Notes or Owned Aircraft Notes may also be issued to refinance debt, lease or other transactions previously entered into to finance the applicable aircraft.

     A Trust may hold Leased Aircraft Notes or Owned Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt re-lated to the same leased or owned aircraft. In addition, the Trustee on be-half of one or more Trusts may enter into an intercreditor or subordination agreement establishing priorities among series of Certificates. Also, the Certificates of one or more series may be credit enhanced. We will describe any such credit enhancements in the applicable prospectus supplement.

     To the extent that the Trustee does not use the proceeds of any offering of Certificates to purchase Equipment Notes on the date those Certificates are issued, it will hold the proceeds for the benefit of the holders of the Certificates under arrangements that we will describe in the applicable pro-spectus supplement. If the Trustee does not subsequently use any


                                     4


portion of the proceeds to purchase Equipment Notes by the relevant date specified in the applicable prospectus supplement, it will return that por-tion of the proceeds to the holders of the Certificates.

     In addition, we may offer Certificates subject to delayed aircraft fi-nancing arrangements, such as causing the proceeds from the sale of Certifi-cates to be invested with a depositary or causing the proceeds to be held pursuant to an escrow arrangement until used to purchase Equipment Notes. In these circumstances, we will describe in the applicable prospectus supplement how the proceeds of the Certificates will be held or applied during any such delayed aircraft financing period, including any depositary or escrow ar-rangement.

                       DESCRIPTION OF THE CERTIFICATES

     The following description is a summary of the terms of the Certificates that we expect will be common to all series of Certificates. Most of the fi-nancial terms and other specific terms of any series of Certificates will be described in a prospectus supplement to be attached to this prospectus.
Since the terms of the specific series of Certificates may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. To the extent that any provision in any prospectus supplement is in-consistent with any provision in this summary, the provision of such prospec-tus supplement will control.

     Because the following description is a summary, it does not describe every aspect of the Certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the Basic Agreement and the applicable Trust Supplements. The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The Trust Supplement relating to each series of Certificates and the forms of the related note purchase agreement, indentures, leases, trust agreements, participation agreements, intercreditor agreement and liquidity facility ar-rangement and other material agreements, as applicable, will be filed as ex-hibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by US Airways or US Airways Group with the Securities and Exchange Commission.

GENERAL

     The terms of a Pass Through Trust Agreement (the "Basic Agreement") among us, our parent guarantor and the Trustee generally will apply to all of the Trusts formed by us to issue Certificates by this prospectus. We will create a separate Trust for each series of Certificates by entering into a separate supplemental trust agreement (the "Trust Supplement") for that Trust. The Trust Supplement will set forth the additional terms governing the specific Trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

     Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions will be made only from the property owned by that Trust. The property of a Trust (the "Trust Property") will in-clude:

     - the Equipment Notes held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of Certificates;

     - if so specified in the prospectus supplement related to a series of Certificates, rights under any escrow arrangement to withdraw the proceeds of that series of Certificates to either purchase Equipment Notes or return unused proceeds to the holders of that series of Certificates;


                                     5


     - funds from time to time deposited with the Trustee in accounts relating to such Trust; and

     - if so specified in the prospectus supplement related to a series of Certificates, rights under intercreditor agreements relating to Cross-subordination arrangements and monies receivable under a liquidity facility relating to that Trust.

     Equipment Notes may be Leased Aircraft Notes or Owned Aircraft Notes. Leased Aircraft Notes will be issued in connection with the leveraged lease of an aircraft (a "Leased Aircraft") to US Airways. Except as set forth in the applicable prospectus supplement, each Leased Aircraft will be leased to US Airways under a lease (a "Lease") between US Airways and a bank, trust company or other institution acting not in its individual capacity but solely as trustee (an "Owner Trustee") of a separate trust for the benefit of one more beneficial owners (each, an "Owner Participant") of the Leased Aircraft. The Owner Trustee will issue the Leased Aircraft Notes on a non-recourse ba-sis under separate trust indentures (the "Leased Aircraft Indentures") be-tween it and the applicable Loan Trustee to finance or refinance a portion of the cost to the Owner Trustee of the applicable Leased Aircraft. The Owner Trustee will obtain a portion of the funding for the Leased Aircraft from the equity investments of the related Owner Participants and, to the extent set forth in the applicable prospectus supplement, additional debt secured by such Leased Aircraft or other sources. The Leased Aircraft also may be sub-ject to other financing arrangements. No Owner Trustee or Owner Participant, however, will be personally liable for any principal or interest payable un-der the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. The rents and other amounts payable by US Airways under the Lease relating to any Leased Aircraft will be in amounts sufficient to pay when due all scheduled principal and interest payments on the Leased Aircraft Notes issued under the Leased Aircraft Indenture in respect of such Leased Aircraft. Payments or rent under the leases may be guaranteed by US Airways Group.

     US Airways will issue Owned Aircraft Notes under separate trust inden-tures (the "Owned Aircraft Indentures" and together with the Leased Aircraft Indentures, the "Indentures") between US Airways and a bank, trust company or other institution or person specified in the related prospectus supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"). The Owned Aircraft Notes will be issued in connection with the financing or refinancing of all or a portion of the equipment cost of an air-craft, including engines (each, an "Owned Aircraft," and together with the Leased Aircraft, the "Aircraft") and will be recourse obligations of US Air-ways. Payments of principal and interest under the Owned Aircraft Notes may be guaranteed by US Airways Group. The Owned Aircraft may secure additional debt or be subject to other financing arrangements.

     The Equipment Notes issued under an Indenture may be held in more than one Trust, and one Trust may hold Equipment Notes issued under more than one Indenture (the Indenture pursuant to which any particular Equipment Notes are issued is referred to as a "Related Indenture"). Unless otherwise provided in a prospectus supplement, only Equipment Notes having the same priority of payment (the Equipment Notes having the same priority, a "Class") as compared to other Equipment Notes issued under the Related Indenture may be held in the same Trust.

     Unless otherwise stated in the applicable prospectus supplement, each Certificate will be issued in minimum denominations of $1,000 or any integral multiple thereof, except that one Certificate of each series may be issued in a different denomination. The Certificates do not represent an interest in or obligation of US Airways, US Airways Group, the Trustee, any of the Owner Trustees or Loan Trustees, in their individual capacities, any Owner Partici-pant, or any affiliate of any such persons. Each Certificateholder by its acceptance of a Certificate will be deemed to agree to look solely to the in-come and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.


                                     6


     Interest will be passed through to the registered holders of Certifi-cates of a Trust at the rate per annum payable on the Equipment Notes held in that Trust, as set forth on the cover page of the applicable prospectus sup-plement, subject to the effect of any cross-subordination provisions de-scribed in the prospectus supplement for a series of Certificates.

     Reference is made to the prospectus supplement that accompanies this prospectus for a description of the specific series of Certificates being of-fered thereby, including:

     (1)  the specific designation, title and amount of the Certificates;

     (2) the initial public offering price, amounts payable with respect to and distribution dates applicable to the Certificates;

     (3) the currency or currencies (including currency units) in which the Certificates may be denominated;

     (4) the specific form of the Certificates, including whether or not the Certificates are to be issued in accordance with a book-entry system;

     (5) a description of the Equipment Notes to be purchased by the Trust issuing that series of Certificates, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Equipment Notes may or must be redeemed or defeased in whole or in part, by US Airways or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of the Equipment Notes in relation to any other Equipment Notes issued with respect to the related aircraft and
          (c) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same aircraft;

     (6)  a description of the related aircraft;

     (7) a description of the related note purchase agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to the Equipment Notes;

     (8) if the Certificates relate to Leased Aircraft, a description of the related Leases, trust agreements and participation agreements, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to the Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of US Airways to pay rent under the related Lease;

     (9) the extent, if any, to which the provisions of the operative documents applicable to the Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, the Equipment Notes;

     (10) cross-default or cross-collateralization provisions in the Related Indentures, if any;


                                     7


     (11) a description of any intercreditor, subordination or similar provisions among the holders of Certificates, including any cross-subordination provisions and provisions relating to control of remedies, among the holders of Certificates issued by separate Trusts;

     (12) a description of any deposit or escrow agreement, any liquidity or revolving credit facility or other similar arrangement providing for the deposit of funds or collateralization, credit support or liquidity enhancements for any series of Certificates;

     (13) any guarantee of our obligation to make rental payments with respect to a Leased Aircraft or to make principal and interest payments with respect to Owned Aircraft Notes;

     (14) any arrangements for the investment or other use of proceeds of the Certificates prior to the purchase of the Equipment Notes;

     (15) the names of the underwriters, dealers or agents, if any, through or to which we will sell the Certificates, the compensation, if any, of such underwriters, dealers or agents and the net proceeds from the offering of the Certificates;

     (16) the United States federal income tax considerations applicable to the Certificates; and

     (17) any other special terms pertaining to the Certificates.

     If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable prospectus supplement.

BOOK-ENTRY REGISTRATION

  General

     Unless otherwise specified in the applicable prospectus supplement, the Certificates will be subject to the provisions described below.

     Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a prospectus supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a cer-tificate representing such person's interest in such Certificates, except as set forth below under "Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, re-ports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the regis-tered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC has advised US Airways that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC


                                     8


was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in the accounts of DTC Participants, thereby eliminating the need for physical transfer of certifi-cates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Se-curities Dealers, Inc. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry trans-fers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments because payments with respect to the Certificates will be forwarded by the Trustee to Cede, as nominee for DTC. US Airways expects DTC to forward such payments in same-day funds to DTC Participants who are cred-ited with ownership of the Certificates in amounts proportionate to the prin-cipal amount of the applicable DTC Participant's holdings of beneficial in-terests in the Certificates, as shown on the records of DTC or its nominee. US Airways also expects that DTC Participants will thereafter forward pay-ments to Indirect Participants or Certificate Owners, as the case may be, in accordance with standing instructions and customary industry practices. DTC Participants will be responsible for forwarding distributions to the Certifi-cate Owners. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on the Certificates and will be able to transfer their in-terests.

     Unless and until the Definitive Certificates are issued under the lim-ited circumstances described below, the only Certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, under the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised US Airways that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose ac-counts with DTC the Certificates are credited. Additionally, DTC has advised US Airways that in the event any action requires approval by Certificatehold-ers of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Rules applicable to DTC and DTC Participants are on file with the SEC.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     None of US Airways, US Airways Group or the Trustee will have any li-ability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nomi-nee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by


                                     9


DTC, any DTC Participant or any Indirect Participant of their respective ob-ligations under the rules and procedures governing their obligations.

     The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

     The information contained in this prospectus concerning DTC and its book entry system has been obtained from sources US Airways believes to be reli-able, but US Airways takes no responsibility for the accuracy thereof.

  Same-Day Settlement and Payment

     As long as the Certificates are registered in the name of DTC or its nominee, all payments made by US Airways to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary mar-ket trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

   Definitive Certificates

     Certificates will be issued in certificated form ("Definitive Certifi-cates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if:

     - US Airways advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and US Airways or the Trustee is unable to locate a qualified successor;

     - US Airways, at its option, elects to terminate the book-entry system through DTC; or

     - after the occurrence of certain events of default or other events specified in the related prospectus supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, US Airways and DTC through DTC Participants in writing that the continuation of a Book-entry system through DTC Participants (or a successor thereto) is no longer in the Certificate Owners' best interest.

Upon the occurrence of any event described in the immediately preceding sen-tence, the Trustee will be required to notify all Certificate Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were reg-
istered at the close of business on the applicable record date.   Such dis-
tributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee.


                                     10


The final payment on any Certificate, however, will be made only upon presen-tation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be re-quired.

PAYMENTS AND DISTRIBUTIONS

     US Airways will make scheduled rental payments for each Leased Aircraft under the related Lease. These scheduled rental payments will be assigned under the applicable Indenture by the related Owner Trustee to the Loan Trus-tee to provide the funds necessary to make the corresponding scheduled pay-ments of principal and interest due from the Owner Trustee on the Leased Air-craft Notes issued by such Owner Trustee. The Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Leased Aircraft Notes. After the Loan Trustee has made such principal and interest payments to the Trustee for each of the Trusts on the Leased Aircraft Notes held in such Trust, the Loan Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant.

     US Airways will make scheduled payments of principal of, and interest on, the unpaid amount of the Owned Aircraft Notes to the Loan Trustee under the Related Indenture, and the Loan Trustee will distribute such principal and interest payments to the Trustee for each Trust that holds such Owned Aircraft Notes.

     Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of payments of principal and inter-est made on the Equipment Notes held in the Trust, subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of Certificates. Payments of principal of, and interest on, the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable prospectus supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments", and the dates speci-fied in the applicable prospectus supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). Payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable prospectus supplement, subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of Certificates.

     Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, received by the Trustee following default in respect of Equipment Notes held in a Trust relating to one or more aircraft ("Special Payments") will be distributed on the date determined as described in the ap-plicable prospectus supplement (a "Special Distribution Date") except that, if specified in the applicable prospectus supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility, as described in the applicable prospectus supplement (each a "Liquidity Facil-ity"), provided for the benefit of the specified Certificateholders will be distributed on such Regular Distribution Date to such Certificateholders.
The Trustee will mail notice to the Certificateholders of record of the ap-plicable Trust stating any such anticipated Special Distribution Date.


                                     11


     If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding business day without additional interest.

POOL FACTORS

     Unless otherwise described in the applicable prospectus supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust in-dicates, as of any date, the original aggregate face amount of the Certifi-cates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of in-terest or premium thereon or reimbursement of any related costs and expenses. The Pool Balance for each Trust as of any Regular Distribution Date or Spe-cial Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable prospectus supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) com-puted by dividing (a) the Pool Balance by (b) the aggregate original face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date will be com-puted after giving effect to the payment of principal, if any, on the Equip-ment Notes or other Trust Property held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust initially will be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust.
The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certifi-cateholders of such Trust on each Regular Distribution Date and Special Dis-tribution Date.

     Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default, a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable prospectus supplement, the Pool Factor for the Trusts will decline in proportion to the scheduled repay-ments of principal on the Equipment Notes held in such Trust as described in the applicable prospectus supplement. In the event of such redemption, pur-chase or default, the Pool Factor and the Pool Balance of each Trust so af-fected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggre-gate principal amount of Certificates for such Trust, as to (1) and (2) be-
low):

     (1) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

     (2)  the amount of such distribution allocable to interest;

     (3)  the Pool Balance and the Pool Factor for such Trust; and

     (4) such additional or different information as may be described in the applicable prospectus supplement.


                                     12


     As long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Regular Distribution Date and Spe-cial Distribution Date, the Trustee will request from DTC a securities posi-tion listing containing the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trus-tee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will pre-pare for each Certificateholder of each Trust at any time during the preced-ing calendar year a report containing the sum of the amounts determined pur-suant to clauses (1) and (2) above with respect to the Trust for such calen-dar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder will reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information sup-plied to the Trustee by the DTC Participants and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     If the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Cer-tificates.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination provisions set forth in the related prospectus supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement will set forth:

     - the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion;

     - the circumstances in which the Trustee will seek instructions from the Certificateholders of such Trust; and

     - if applicable, the percentage of Certificateholders required to direct the Trustee to take any such action.

If specified in the related prospectus supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee, be exercisable by another person specified in the applicable prospectus supplement. If a Liquidity Facility is used to make any payments to Certificateholders, the provider of the Li-quidity Facility may be entitled to certain rights to vote or give consents and waivers with respect to the Equipment Notes as described in the applica-ble prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The prospectus supplement will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "In-denture Default"). The Indenture Defaults in the case of Leased Aircraft In-dentures will include events of default under the related Leases (a "Lease Event of Default").


                                     13


     Unless otherwise provided in a prospectus supplement, all of the Equip-ment Notes issued under the same Indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. As a result, events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, payments of principal and interest on the Equip-ment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled. These cross-subordination agreements, if any, will be described in the pro-spectus supplement for the affected series of Certificates.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any Certifi-cates entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by US Airways to have made a corresponding payment will not cure an Indenture Default related to such failure by US Airways.

     If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with re-spect to any one Trust to cause the Loan Trustee with respect to any Equip-ment Notes held in such Trust to accelerate the Equipment Notes under the ap-plicable Indenture or to direct the exercise of remedies by the Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under such Indenture or to direct the exercise of remedies by the Loan Trustee un-der such Indenture will depend, in part, upon the Class of Equipment Notes held in such Trust.

     If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts. In these circum-stances, the Certificateholders of each Trust may have divergent or conflict-ing interests from those of the Certificateholders of the other Trusts hold-ing Equipment Notes issued under the same Indenture. As long as the same in-stitution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee will resign as Trustee of one or all such Trusts, and a successor trustee will be appointed in accordance with the terms of the Basic Agreement.

     The prospectus supplement for a series of Certificates will specify whether and under what circumstances the Trustee may or will sell for cash to any person all or part of the Equipment Notes held in the related Trust. The right to make any such sale may be exercisable by a person other than the Trustee in the event that the applicable series of Certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds from any such sale will be distributed as contemplated by such arrangements. Subject to these arrangements, any proceeds received by the Trustee upon any such sale will be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Spe-cial Payments (the "Special Payments Account") and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited, and there can be no as-surance that they could be sold for a reasonable price. In addition, as long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding princi-pal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, US Airways Group, any Owner Trus-tee, any Owner Participant or the Trustee.


                                     14


Neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

     Subject to any intercreditor, subordination or similar arrangements, any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture will be deposited in the Special Pay-ments Account for such Trust and will be distributed to the Certificatehold-ers of such Trust on a Special Distribution Date. In addition, if an Inden-ture provides that the applicable Owner Trustee or Owner Participant may, un-der circumstances specified in such Indenture, redeem or purchase the out-standing Equipment Notes issued under the applicable Indenture, the price paid by such Owner Trustee or Owner Participant to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust will be deposited in the Special Payments Account for such Trust and will, subject to any intercreditor, subordination or similar arrangements, be dis-tributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any Equipment Notes held in a Trust which are in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribu-tion of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related prospectus supplement.

     The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all un-cured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trus-tee will be protected in withholding such notice if it in good faith deter-mines that the withholding of such notice is in the interests of such Certi-ficateholders. The term "default" as used in this paragraph only means the occurrence of an Indenture Default with respect to Equipment Notes held in a Trust as described above, except that in determining whether any such Inden-ture Default has occurred, any related grace period or notice will be disre-garded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

     The prospectus supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trus-tee to waive, any past Event of Default with respect to such Trust and its consequences. The prospectus supplement for a series of Certificates also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Inden-tures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default under any Related Indenture and thereby an-nul any direction given with respect to that Indenture Default.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     US Airways will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

     (a)  the surviving, successor or transferee corporation:


                                     15


          - is validly existing under the laws of the United States or any state thereof;

          - is a citizen of the United States (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code; and

          - expressly assumes all of the obligations of US Airways contained in the Basic Agreement and any Trust Supplement, the note purchase agreement, any Owned Aircraft Indentures and, with respect to the Leased Aircraft, the applicable participation agreements and Leases, and any other operative documents; and

     (b) US Airways has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting US Airways, US Air-ways Group and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust, including among other things:

     (1) to provide for the formation of such Trust and the issuance of a series of Certificates and to set forth the terms of the Certificates;

     (2) to evidence the succession of another corporation or entity to US Airways or US Airways Group and the assumption by such corporation or entity of US Airways' or US Airways Group's obligations under the Basic Agreement and the applicable Trust Supplement;

     (3) to add to the covenants of US Airways or US Airways Group for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement and the applicable Trust Supplement conferred upon US Airways or US Airways Group;

     (4) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action will not materially adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake or (without limitation of the foregoing), to give effect or provide for replacement liquidity facilities, if applicable to such Certificates;

     (5) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates may be listed or of any regulatory body;

     (6) to modify, eliminate or add to the provisions of the Basic Agreement and the applicable Trust Supplement to the extent as will be necessary to continue the qualification of the Basic Agreement and the applicable Trust Supplement (including any supplemental agreement) under the Trust Indenture Act of 1939, and to add to the Basic Agreement and the applicable Trust Supplement


                                     16


          such other provisions as may be expressly permitted by the Trust Indenture Act excluding, however the provisions referred to in section 316(a)(2) of the Trust Indenture Act as in effect at the date of the Basic Agreement or any corresponding provision in any similar Federal statute hereafter enacted;

     (7) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement and the applicable Trust Supplement as necessary to facilitate the administration of the Trusts thereunder by more than one Trustee;

     (8) to provide certain information to the Trustee as required in the Basic Agreement;

     (9) to release US Airways Group from the Basic Agreement, but only if US Airways Group has not executed a guarantee in respect of any Lease or Equipment Note; and

     (10) to make any other amendments or modifications to the Basic Agreement provided, however, that such amendments or modifications shall apply to Certificates of any series to be thereafter issued;

provided, in the case of clauses (1) through (10) above, that no such supple-mental trust agreement will adversely affect the status of any Trust as a grantor trust for United States federal income tax purposes.

     The Basic Agreement also contains provisions permitting US Airways, US Airways Group and the Trustee of each Trust, with the consent of the Certifi-cateholders of such Trust evidencing fractional undivided interests aggregat-ing not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, and the applicable Trust Supplement to the extent relating to such Trust, and the applicable Trust Supplement, or modi-fying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so af-fected thereby:

     (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

     (2) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

     (3) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement;

     (4) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment except to increase any such percentage or to provide that


                                     17


          certain other provisions of the Basic Agreement and any applicable Trust Supplement cannot be waived or modified without the consent of all applicable Certificateholders;

     (5) alter the priority of distributions specified in any applicable intercreditor agreement, in a manner materially adverse to the interests of the Certificateholders of such Trust; or

     (6) adversely affect the status of any Trust as a grantor trust for United States federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (in-cluding any Lease with respect to Leased Aircraft Notes) or any Liquidity Fa-cility.

CROSS-SUBORDINATION ISSUES

     The Equipment Notes issued under an Indenture may be held in more than one Trust, and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a prospectus supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate class of Certificates issued under a prospectus supplement may, under circumstances described in such prospectus supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under any Related Indentures. The prospectus supplement related to an issuance of Certificates will describe any such cross-subordination provisions and any related terms, including the percentage of Certificate-holders under any Trust which are permitted to (a) grant waivers of defaults under any Related Indenture, (b) consent to the amendment or modification of any Related Indenture or (c) direct the exercise of remedial actions under any Related Indenture.

TERMINATION OF THE TRUSTS

     The obligations of US Airways, US Airways Group, if any, and the Trustee with respect to a Trust will terminate upon the distribution to Certificate-holders of such Trust of all amounts required to be distributed to them pur-suant to the Basic Agreement and the applicable Trust Supplement and the dis-position of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable prospectus supplement. In such event, the pro-ceeds from the sale of such Certificates not used to purchase Equipment Notes on the issuance date will be held under an arrangement described in the ap-plicable prospectus supplement pending the purchase of the Equipment Notes not so purchased. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus


                                     18


supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable prospectus supplement, such proceeds will be returned to the holders of such Certifi-cates.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the Certificates of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related pro-spectus supplement. The provider of a Liquidity Facility may have a claim senior to the Certificateholders as specified in the related prospectus sup-plement. The prospectus supplement will also specify the circumstances under which a liquidity provider will be entitled to direct the exercise of reme-dies under any Indenture.

THE TRUSTEE

     Unless otherwise provided in the prospectus supplement for any series of Certificates, the Trustee for each series of Certificates will be State Street Bank and Trust Company of Connecticut, National Association. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certifi-cates, the Equipment Notes, the Indentures, the Leases or other related docu-ments. The Trustee will not be liable with respect to any series of Certifi-cates for any action taken or omitted to be taken by it in good faith in ac-cordance with the direction of the holders of a majority in face amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee will be under no obligation to exer-cise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they will have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and may, in accordance with the Basic Agree-ment, otherwise deal with US Airways and, with respect to the Leased Air-craft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event US Airways will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes in-solvent, US Airways may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others simi-larly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a suc-cessor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this prospectus to the Trustee should be read to take into ac-count the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     The Basic Agreement provides that US Airways will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                     DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries of terms that we expect will be common to all Equipment Notes. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture. Most of the financial terms and other specific terms of any series of Equipment Notes will be described in a prospectus supplement to be attached to this prospectus. Since the terms of the specific Equipment Notes may differ from the general information provided below, you should rely on


                                     19


the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below.

     Because the following information is summary, it does not describe every aspect of the Equipment Notes, and it is subject to and qualified in its en-tirety by reference to all the provisions of the applicable Equipment Notes, Indentures, Leases, note purchase agreements, trust agreements, participation agreements, intercreditor and subordination agreements, liquidity facility arrangements and other agreements and arrangements relating to any series of Equipment Notes.

     Additional provisions with respect to the Equipment Notes and the asso-ciated aircraft financing transactions will be described in the applicable prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

GENERAL

     The Equipment Notes will be issued under Indentures between (a) in the case of Leased Aircraft Notes, the related Loan Trustee and the Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Leased Aircraft or (b) in the case of Owned Aircraft Notes, the related Loan Trustee and US Airways.

     The Leased Aircraft Notes will be nonrecourse obligations of the Owner Trustee. All of the Leased Aircraft Notes issued under the same Indenture will relate to and will be secured by one or more specific Leased Aircraft and, unless otherwise specified in the applicable prospectus supplement, will not be secured by any other aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to US Airways pursuant to a separate Lease between such Owner Trustee and US Airways.

     US Airways' obligations under each Indenture relating to an Owned Air-craft and under the related Owned Aircraft Notes will be direct obligations of US Airways. All of the Owned Aircraft Notes issued under the same Inden-ture will relate to, and will be secured by, one or more specific Owned Air-craft and, unless otherwise specified in the applicable prospectus supple-ment, will not be secured by any other aircraft.

     If specified in a prospectus supplement, US Airways will have the right
(a) to arrange a sale and leaseback of one or more Owned Aircraft referred to in such prospectus supplement and the assumption, on a non-recourse basis, of the related Owned Aircraft Notes by an Owner Trustee or (b) to substitute other aircraft, cash or U.S. governmental securities or a combination thereof in place of the Owned Aircraft securing the related Owned Aircraft Notes.
The terms and conditions of any such sale and leaseback or substitution will be described in the applicable prospectus supplement.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable prospectus sup-plement until the final distribution for such Trust. Scheduled principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for such Trust. Payments on the Equipment Notes, and any distributions to Certificateholders, may be subject to the terms of any intercreditor, subordination or similar agreement or arrangement. If the Liquidity Facility is used to make payments to Certificateholders, the pro-vider of the Liquidity Facility may be entitled to all or a portion of such payments on the Equipment Notes, as described in the applicable prospectus supplement.


                                     20


     If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a business day, such pay-ment will be made on the next succeeding business day without any additional interest unless otherwise provided in the applicable prospectus supplement.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be re-deemed or purchased prior to their stated maturity date, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

     The Leased Aircraft Notes will be secured by:

     - an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Leased Aircraft, including the right to receive payments of rent under the applicable Lease; and

     - a mortgage granted to such Loan Trustee in such aircraft, subject to the rights of US Airways under such Lease or Leases and other property rights, if any, described in the applicable prospectus supplement. Under the terms of each Lease, US Airways' obligations in respect of each Leased Aircraft will be those of a lessee under a net lease.

Accordingly, US Airways will be obligated, among other things and at its ex-pense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such aircraft.

     With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things:

     - rights of such Owner Trustee and the related Owner Participant relating to indemnification by US Airways for certain matters;

     - insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by US Airways pursuant to such Lease or by such Owner Trustee or such Owner Participant;

     - insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease; and

     - any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.


                                     21


Further, unless and until an Indenture Default with respect to a Leased Air-craft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

     The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of US Airways' right, title and interest in and to such Owned Aircraft. Under the terms of each Owned Aircraft Indenture, US Airways will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such aircraft and to maintain, service, repair and overhaul (or cause to be main-tained, serviced, repaired and overhauled) such aircraft.

     The prospectus supplement will describe the required insurance coverage with respect to the related aircraft.

     US Airways will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the In-denture and the Lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. Such recordation of the Inden-ture, the Lease, if applicable, and other documents with respect to each air-craft will give the related Loan Trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. US Airways will have the right, subject to certain conditions, at its own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by US Airways or under lease, sublease or interchange arrange-ments in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an In-denture Default, the ability of the related Loan Trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if such aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable prospectus supplement, the Equipment Notes will not be cross-collateralized and consequently the Equip-ment Notes issued in respect of any one aircraft will not be secured by any other aircraft or, in the case of Leased Aircraft Notes, the Lease related to any other aircraft.

     Funds, if any, held from time to time by the Loan Trustee with respect to any aircraft, prior to their distribution, will be invested and rein-vested by such Loan Trustee. Such investment and reinvestment will be at the direction of US Airways (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applica-ble Indenture), in certain investments described in the applicable Indenture. The net amount of any loss resulting from any such investments will be paid by US Airways.

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, unless certain events occur after the commencement of the Chapter 11 case, the right of lessors, conditional vendors and holders of security interests with respect to equipment (as defined in Section 1110 of the U.S. Bankruptcy
Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period;

     (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;


                                     22


     (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases); or

     (d)  any power of the bankruptcy court to enjoin a repossession.

     Specifically, Section 1110 provides in relevant part that the right of a lessor, conditional vendor or holder of a security interest to take posses-sion of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceed-ings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period con-sented to by the lessor, conditional vendor or holder of a security inter-
est), the trustee in reorganization agrees to perform the debtor's obliga-tions that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bank-ruptcy, insolvency or reorganization of the debtor), "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, air-craft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for air-craft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

     In connection with any issuance of Certificates under this prospectus and the applicable prospectus supplement, it is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each aircraft that outside counsel to US Airways provide its opinion to such Trustee that (a) if such aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such aircraft, and the Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the applicable Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such aircraft or (b) if such aircraft is an Owned Aircraft, the Loan Trustee will be entitled to the bene-fits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case as long as US Airways continues to be a citizen of the United States as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the U.S. Code for air-craft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Such opinion will not address the possible replacement of an aircraft after an "Event of Loss" (as defined in the applicable Indenture) in the fu-ture.

RANKING OF EQUIPMENT NOTES

     Some of the Equipment Notes related to one or more aircraft, as de-scribed in the related prospectus supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same aircraft. The terms of such subordination, if any, will be described in the related prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

     Each Leased Aircraft will be leased by the related Owner Trustee to US Airways for a term commencing on the delivery date of such aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments under each such Lease will be payable by US Airways and will be assigned by the related Owner Trustee under the applicable Indenture to the related Loan Trustee to provide the funds necessary to pay scheduled principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will pro-vide that under no circumstances will rent payments by US Airways be less than the scheduled payments on the related Leased Aircraft Notes. The bal-ance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such


                                     23


Lease, will be paid over to the applicable Owner Trustee. US Airways' obli-gations to pay rent and to cause other payments to be made under each Lease will be general unsecured obligations of US Airways.

     Except in circumstances in which US Airways' purchases a Leased Aircraft and assumes the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, US Airways. None of the Owner Trustees, the Owner Participants or the Loan Trustees will be person-ally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except when US Airways has assumed any Leased Aircraft Notes, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or pur-chase by the related Owner Trustee or the related Owner Participant) will be made only from (a) the assets subject to the lien of the applicable Indenture with respect to such aircraft or the income and proceeds received by the re-lated Loan Trustee from that aircraft (including rent payable by US Airways under the related Lease) or (b) if so provided in the related prospectus sup-plement, the applicable Liquidity Facility.

     Except as otherwise provided in the applicable Indenture, no Owner Trus-tee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any such Inden-ture or under any Leased Aircraft Notes except for its own willful misconduct or gross negligence. In general, none of the Owner Participants will have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

     US Airways' obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be secured obligations of US Airways.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, an Indenture may provide that the obligations of the related Loan Trustee, the related Owner Trustee or US Airways, as the case may be, under the applicable Indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal, premium and interest with respect to all Equipment Notes issued under such Indenture, are irrevocably deposited with the related Loan Trustee. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such de-posit, defeasance and discharge had not occurred. Certain obligations, in-cluding the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust may not be de-feased.

     Upon such defeasance, or upon payment in full of the principal of, pre-mium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial inter-est in or other rights with respect to the related aircraft or other assets subject to the lien of such Indenture and such lien will terminate.


                                     24


ASSUMPTION OF OBLIGATIONS BY US AIRWAYS

     Unless otherwise specified in the applicable prospectus supplement with respect to Leased Aircraft, upon the exercise by US Airways of any of the purchase options it may have under the related Lease prior to the end of the term of such Lease, US Airways may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individ-ual capacity) under the Indenture with respect to such aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, in-cluding (among others) provisions relating to maintenance, possession and use of the related aircraft, liens, insurance and events of default will be in-corporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such aircraft. Such assumption may occur only if, among other things, US Airways has provided an opinion of counsel to the effect that: (a) the Loan Trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code, provided that such opinion need only be given if immediately prior to such assumption the Owner Trustee would have been entitled to the benefits of Sec-tion 1110 and (b) holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred.

PARENT GUARANTEE

     US Airways Group, our parent corporation, may guarantee (a) with respect to Leased Aircraft Notes, the full and prompt payment of all amounts payable by us under the related Lease, and (b) with respect to Owned Aircraft Notes, the full and prompt payment by us of principal of, premium, if any, and in-terest. Any such guarantee will be described in the prospectus supplement relating to the series of Certificates issued by a Trust that owns such Leased Aircraft Notes or Owned Aircraft Notes. Unless otherwise stated in the applicable prospectus supplement, we anticipate that this guarantee:

     - will be unconditional;

     - will be enforceable without any need first to enforce any Lease or Owned Aircraft Note against US Airways; and

     - will be an unsecured obligation of US Airways Group.

INTERCREDITOR ISSUES

     Equipment Notes may be issued in different classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same borrower, relate to the same aircraft and are issued under the same Indenture. In such event, the related prospectus supplement will describe the priority of distributions among such Equipment Notes, the abil-ity of any class to exercise and/or enforce any or all remedies with respect to the related aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the related Lease) and certain other intercreditor terms and provi-sions.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

     If specified in the applicable prospectus supplement, at the time Cer-tificates are issued, US Airways may still be seeking Owner Participants with respect to the trusts relating to certain of the aircraft. Such prospective Owner Participants may request revisions to the forms of participation agree-ment, lease, trust agreement and indenture so that the terms of such agree-ments applicable to these aircraft may differ from the description of such agreements contained in the applicable prospectus supplement.


                                     25


     Notwithstanding the foregoing, the terms of such agreements will be re-quired to (a) contain certain mandatory document terms and (b) not vary cer-tain mandatory economic terms. In addition, US Airways will be obligated (a) to certify to the Trustee that any such modifications will not materially and adversely affect the Certificateholders and (b) if the documents are modified in any material respect, to obtain written confirmation from each rating agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Cer-tificates.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, the following summary describes the principal U.S. federal income tax conse-quences to Certificateholders of the purchase, ownership and disposition of the Certificates offered by this prospectus and in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to US Airways ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to the initial beneficial owners of Certificates ("U.S. Certifi-cateholders") that are citizens or residents of the United States, corpora-tions, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates, the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodi-ties, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a functional currency other than the U.S. dol-lar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as relevant judicial and administrative interpretations (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the Internal Revenue Service with respect to the fed-eral income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions. The Trusts are not indemni-fied for any federal income taxes that may be imposed upon them, and the im-position of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the pur-chase, ownership and disposition of the Certificates.

TAX TREATMENT OF THE TRUSTS AND CERTIFICATEHOLDERS

     Each Trust will not itself be subject to U.S. federal income taxation. Each U.S. Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes and any other property held in the related Trust, in accordance with the U.S. Certificateholder's method of accounting. Accordingly, each U.S. Certifi-cateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. In the event that the proceeds from the sale of Certificates are invested with a depositary or held pursuant to an escrow ar-rangement prior to the purchase of Equipment Notes by a Trust, the resulting deposits may be subject to the original issue discount rules, with the result that a U.S. Certificateholder may be required to include interest income from such deposit under


                                     26


the accrual method of accounting regardless of its normal method. In the event that Certificates issued by a Trust are supported by a Liquidity Facil-ity, any amounts received by the Trust under the Liquidity Facility with re-spect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or in-curred by the corresponding Trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to as the Code. Certain fees and expenses, including fees paid to the Trustee and the provider of the Liquidity Facility (if applicable), will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certi-ficateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificate-holder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are indi-viduals, certain otherwise allowable itemized deductions will be subject gen-erally to additional limitations on itemized deductions under applicable pro-visions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

     In the event that any Trust (referred to as a "Subordinated Trust" and the related Certificates being "Subordinated Certificates") is subordinated in right of payment to any other Trust and the Subordinated Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of such Trust, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (a) received as dis-tributions their full share of such receipts, (b) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (c) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificatehold-ers with respect to such Shortfall Amount.

     Under this analysis, (a) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (b) a loss would only be al-lowed to such Subordinated Certificateholders when their right to receive re-imbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificatehold-ers because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Cer-tificateholders on the accrual method of accounting, but could accelerate in-clusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

     The Equipment Notes may be issued with original issue discount ("OID"). The prospectus supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for federal income tax purposes as it accrues, in advance of the re-ceipt of the cash attributable to such income, under a method that takes into account the compounding of interest.


                                     27


SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary in-
come) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attribut-able to property held by the Trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%. In the event that the proceeds from the sale of Certificates are invested with a depositary or held pursuant to an escrow arrangement prior to the purchase of Equipment Notes by a Trust, any gain with respect to an interest in the resulting deposits likely will be treated as ordinary income.

FOREIGN CERTIFICATEHOLDERS

     Under present U.S. federal income tax law, assuming certain certifica-tion requirements are satisfied (which include identification of the benefi-cial owner of a Certificate), and subject to the discussion of backup with-holding below:

          (1) payments of interest (including any OID) on a Certificate to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal income tax or withholding tax provided that (a) such Non-U.S. Certificate-holder does not actually or constructively own 10% or more of the total com-bined voting power of all classes of stock of an Owner Participant or US Air-ways, (b) such Non-U.S. Certificateholder is not (A) a bank receiving inter-est pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (B) a controlled foreign corporation for U.S. tax pur-poses that is related to an Owner Participant or US Airways, and (c) such in-terest payments are not effectively connected with the conduct of a U.S. trade or business of such Non- U.S. Certificateholder; and

          (2) a Non-U.S. Certificateholder will not be subject to U.S. fed-eral income tax on any capital gain realized on the sale, exchange, retire-ment or other disposition of a Certificate, unless (a) such Non-U.S. Certifi-cateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, retirement or other disposition and certain other requirements are met or (b) such gain is effec-tively connected with the conduct of a U.S. trade or business of such Non-U.S. Certificateholder.

     The certification referred to above may be made on an IRS Form W-8 or substantially similar substitute form.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the Certificates, and to payments of the proceeds of certain sales of Cer-tificates made to U.S. Certificateholders other than certain exempt recipi-ents (such as corporations). A 31% backup withholding tax may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, pay-ments made on a Certificate and proceeds from the sale of a Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such infor-mation reporting requirements or backup withholding tax if such Non-U.S. Cer-tificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the re-quired information is furnished to the IRS.


                                     28


     The Treasury Department recently issued final Treasury Regulations (the "Final Regulations") governing backup withholding and information reporting requirements. The Final Regulations do not significantly alter the substan-tive withholding and information reporting requirements discussed herein; they unify current certification procedures and forms and clarify reliance standards. The Final Regulations will generally become effective for pay-ments made after December 31, 2000.

                            ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Em-ployee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in sec-tion 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                            PLAN OF DISTRIBUTION

     Certificates may be sold to one or more underwriters for public offering and sale by them to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in an applicable pro-spectus supplement.

     The Certificates may be sold from time to time in one or more transac-tions at a fixed price or prices, which may be changed, at market prices pre-vailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities ex-change. US Airways does not intend to apply for listing of the Certificates on a national securities exchange. US Airways also may, from time to time, authorize underwriters acting as US Airways' agents to offer and sell the Certificates upon the terms and conditions as will be set forth in any pro-spectus supplement. In connection with the sale of Certificates, underwrit-ers may be deemed to have received compensation from US Airways in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     If a dealer is used directly by US Airways in the sale of Certificates in respect of which this prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certifi-cates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the related prospectus supplement.

     Certificates may be offered and sold through agents designated by US Airways from time to time. Any agent involved in the offer or sale of the Certificates in respect of which this prospectus is delivered will be named in, and any commissions payable by US Airways to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best ef-forts basis for the period of its appointment.


                                     29


     Offers to purchase Certificates may be solicited directly by US Airways and sales thereof may be made by US Airways directly to institutional inves-tors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the Certificates. The terms of any such sales will be described in the prospectus supplement. Ex-cept as set forth in the applicable prospectus supplement, no director, offi-cer or employee of US Airways will solicit or receive a commission in connec-tion with direct sales by US Airways of the Certificates, although such per-sons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

     Any underwriting compensation paid by US Airways to underwriters, deal-ers or agents in connection with the offering of Certificates, and any dis-counts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwrit-ers, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with US Airways, to indemnification against and contribution toward certain civil li-abilities, including liabilities under the Securities Act, and to reimburse-ment by US Airways for expenses to the extent set forth in those agreements.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, US Airways, US Airways Group and their subsidiaries in the ordinary course of business.

     If so indicated in an applicable prospectus supplement and subject to existing market conditions, US Airways will authorize dealers acting as US Airways' agents to solicit offers by certain institutions to purchase Cer-tificates at the public offering price set forth in such prospectus supple-ment pursuant to delayed delivery contracts ("Contracts") providing for pay-ment and delivery on the date or dates stated in such prospectus supplement. Each Contract will be for an amount not less than, and the aggregate princi-pal amount of Certificates sold pursuant to Contracts will not be less nor more than, the respective amounts stated in such prospectus supplement. In-stitutions with whom Contracts, when authorized, may be made include commer-cial and savings banks, insurance companies, pension funds, investment compa-nies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of US Airways. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable pro-spectus supplement will be granted to underwriters and agents soliciting pur-chases of Certificates pursuant to Contracts accepted by US Airways. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     If an underwriter or underwriters are utilized in the sale of any Cer-tificates, the applicable prospectus supplement will contain a statement as to the intention, if any, of such underwriters at the date of such prospectus supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

     The place and time of delivery for the Certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                         SELLING CERTIFICATEHOLDERS

     Certificates issued pursuant to this prospectus may be reoffered pursu-ant to this prospectus by the holders of such Certificates (the "Selling Cer-tificateholders"), from time to time, in transactions on the open market, in negotiated transactions, through the writing of options on such Certificates or through a combination of such methods of sale, at negotiated prices, fixed prices which may be changed, market prices prevailing at the time of sale or prices relating to such prevailing market prices. The Selling Certificate-holders may effect such transactions by selling the Certificates to or through broker-dealers, and such


                                     30


broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Certificateholders, the purchasers of Cer-tificates for whom such broker-dealer may act as agent or to whom they may sell as principal or both. We will not receive any part of the proceeds from the resale by the Selling Certificateholders of any Certificates pursuant to this prospectus. Unless otherwise provided in the applicable prospectus sup-plement, we will bear all expenses (other than selling discounts and commis-sions and fees and expenses of the Selling Certificateholders) in connection with the registration of the Certificates being reoffered by the Selling Cer-tificateholders.

     The identity of the Selling Certificateholders, the number of Certifi-cates to be sold by the Selling Certificateholders and the price per Certifi-cate will be determined at the time of the consummation of the particular transaction. Specific information regarding the transaction, the identity of the Selling Certificateholders and the number of Certificates to be resold may be provided at the time of such transaction by means of a supplement or a post-effective amendment to this prospectus, as applicable.

     The Selling Certificateholders and any broker-dealers who act in connec-tion with the sale of such Certificates may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commis-sions received by them and profit on any resale of such Certificates as prin-cipal may be deemed to be underwriting discounts and commissions under the Securities Act. US Airways intends to make available public information con-cerning itself in compliance with the Securities Act and the regulations thereunder, and accordingly, Rule 144 or Rule 145 under the Securities Act may be available for use by holders of Certificates to effect transfers of such securities, subject to compliance with the remaining provisions of such rules.

                               LEGAL OPINIONS

     Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates will ren-der an opinion with respect to the validity of the securities being offered by this prospectus. Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affili-ates will rely on the opinion of counsel for the Trustee as to certain mat-ters relating to the authorization, execution and delivery of the certifi-cates by, and the valid and binding effect on, the Trustee.

                                   EXPERTS

     The consolidated financial statements of US Airways and its subsidiary and US Airways Group and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 which are included in US Airways' and US Airways Group's combined Annual Re-port on Form 10-K for the year ended December 31, 1998, have been incorpo-rated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorpo-rated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                     WHERE YOU CAN FIND MORE INFORMATION

     US Airways and US Airways Group file annual, quarterly and special re-ports, proxy statements and other information with the SEC under the Securi-ties Exchange Act of 1934, as amended. You may read and copy this informa-tion at the following locations of the SEC:

  Judiciary Plaza,        Seven World Trade Center    Citicorp Center
  450 Fifth Street, N.W.  Suite 1300                  500 West Madison Street
  Washington, D.C. 20549  New York, New York 10048    Suite 1400
                                                      Chicago, Illinois 60661


                                     31


     You can also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

     The SEC also maintains an internet world wide web site that contains re-ports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We and our parent guarantor have filed jointly with the SEC a registra-tion statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us, our parent guarantor and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference information into this pro-spectus. This means that we can disclose important information to you by re-ferring you to another document filed separately with the SEC. The informa-tion incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.


                                     32


     This prospectus includes by reference the documents listed below that we and our parent previously have filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

FILING                                  PERIOD
-----------------------------           ----------------------------

Annual Report on Form 10-K              Year ended December 31, 1998

Quarterly Report on Form 10-Q           Quarter ended March 31, 1999

Current Reports on Form 8-K             Filed January 21, 1999
                                        Filed March 5, 1999
                                        Filed March 30, 1999
                                        Filed April 9, 1999
                                        Filed April 21, 1999
                                        Filed May 18, 1999


     We incorporate by reference additional documents that we and our parent may file with the SEC between the date of this prospectus and the date of the closing of each offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Re-ports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the fol-lowing address:
                                  Secretary
                              US Airways, Inc.
                             2345 Crystal Drive
                          Arlington, Virginia 22227
                              (703) 872-7000.


                                     33


                         APPENDIX I - INDEX OF TERMS

                                                                    Page
                                                                    ----

Aircraft                                                               6
Basic Agreement                                                        5
Cede                                                                   8
Certificate Owner                                                      8
Certificates                                                           2
Class                                                                  6
Contracts                                                             30
Convention                                                            22
Definitive Certificates                                               10
DTC                                                                    8
DTC Participants                                                       9
Equipment                                                             23
Equipment Notes                                                        2
ERISA                                                                 29
Event of Default                                                      13
Event of Loss                                                         23
Final Regulations                                                     29
Indenture Default                                                     13
Indentures                                                             6
Indirect Participants                                                  9
Lease                                                                  6
Leased Aircraft                                                        6
Leased Aircraft Notes                                                  2
Leased Aircraft Indentures                                             6
Lease Event of Default                                                13
Liquidity Facility                                                    11
Loan Trustee                                                           6
Non-U.S. Certificateholders                                           28
OID                                                                   27
Owned Aircraft Notes                                                   3
Owned Aircraft Indentures                                              6
Owner Participant                                                      6
Owner Trustee                                                          6
Permitted Investments                                                 15
Plan                                                                  29
Pool Balance                                                          12
Pool Factor                                                           12
Regular Distribution Dates                                            11
Related Indenture                                                      6
Rules                                                                  9
Scheduled Payments                                                    11
Selling Certificateholders                                            30
Shortfall Amounts                                                     27


                                     I-1


                                                                    Page
                                                                    ----

Special Distribution Date                                             11
Special Payments                                                      11
Special Payments Account                                              14
Subordinated Certificateholders                                       27
Subordinated Certificates                                             27
Subordinated Trust                                                    27
Tax Counsel                                                           26
Transportation Code                                                   16
Trust                                                                  2
Trustee                                                                2
Trust Property                                                         5
Trust Supplement                                                       5
US Airways                                                             3
US Airways Group                                                       3
U.S. Certificatholders                                                26


                                     I-2


PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with this offering, other than un-derwriting discounts and commissions, are:

Securities and Exchange Commission
  registration filing fee                        $  263,480
Printing and engraving expenses                     600,000*
Trustee fees and expenses                            60,000*
Accounting fees and expenses                        225,000*
Rating Agency fees                                  750,000*
Legal fees and expenses                             750,000*
                                                  ---------

     Total                                       $2,648,480
                                                  =========

     *   Estimates

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's and US Airways Group's respective Restated Certificate of Incorporation and By-laws provide that the Company and US Airways Group, will indemnify their respective directors, officers and employees, and will have the power to indemnify their respective other agents, to the full extent per-mitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permitted the Company and US Airways Group, respectively, to provide on June 29, 1989). As of the date of the Prospec-tus, Section 145 of the GCL, forming a part of this Registration Statement, provides as follows:

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the cor-poration as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (in-cluding attorneys' fees), judgments, fines and amounts paid in settlement ac-tually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the per-son reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termina-tion of any action, suit or proceeding by judgment, order, settlement, con-viction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.





     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a di-rector, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon ap-plication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as author-ized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the cir-cumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not par-ties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee or such directors designated by majority vote of such di-rectors, even though less than a quorum, or (3) if there are no such direc-tors, or if such directors so direct, by independent legal counsel in a writ-ten opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or di-rector in defending any civil, criminal, administrative, or investigative ac-tion, suit or proceeding may be paid by the corporation in advance of the fi-nal disposition of such action, suit or proceeding upon receipt of an under-taking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indem-nified by the corporation as authorized in this section. Such expenses (in-cluding attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section will not be deemed exclusive of any other rights to which those seeking indemnification or ad-vancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.


                                    II-2


     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to the corporation shall include, in addition to the resulting corporation, any constituent corpora-tion (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an-other corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under this section with respect to the re-sulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to other enterprises shall include employee benefit plans; references to fines shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to serving at the request of the corporation shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or bene-ficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiar-ies of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation as referred to in this sec-tion.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a direc-tor, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnifica-tion brought under this section or under any bylaw, agreement, vote of stock-holders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     The Company maintains directors' and officers' liability insurance.

ITEM 16.  EXHIBITS

	Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement, which is incorporated herein by reference.


                                    II-3


ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising af-ter the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registra-tion statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings made in paragraphs (i) and (ii) above do not apply if the information required by those paragraphs to be in-cluded in a post-effective amendment is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the regis-trants pursuant to Section 13 or Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Secu-rities Act of 1933 each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the ini-tial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of de-termining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securi-ties Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.


                                    II-4


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Ex-change Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the reg-istrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    II-5


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the regis-trant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registra-tion statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arlington, State of Virginia, on June 2, 1999.


                           US AIRWAYS GROUP, INC.



                           By:  /s/ Rakesh Gangwal
                                -------------------------
                                Rakesh Gangwal, Director, President
                                and Chief Executive Officer
                                (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this regis-tration statement has been signed by the following persons in the capacities indicated, on June 2, 1999.

By:  /s/ Rakesh Gangwal
     -----------------------------
     Rakesh Gangwal, Director, President
     and Chief Executive Officer
     (Principal Executive Officer)


By:  /s/ Thomas A. Mutryn
     -----------------------------
     Thomas A. Mutryn
     Senior Vice President-Finance and
     Chief Financial Officer (Principal
     Financial Officer and Accounting
     Officer)


By:  /s/ Stephen M. Wolf
     -----------------------------
     Stephen M. Wolf, Director and Chairman


By:             *
     -----------------------------
     Mathias J. DeVito, Director


By:             *
     -----------------------------
     Peter M. George, Director


By:             *
     -----------------------------
     Robert L. Johnson, Director





By:             *
     -----------------------------
     Robert LeBuhn, Director


By:             *
     -----------------------------
     John G. Medlin, Jr., Director


By:             *
     -----------------------------
     Hanne M. Merriman, Director


By:             *
     -----------------------------
     Thomas H. O'Brien, Director


By:             *
     -----------------------------
     Hilda Ochoa-Brillembourg, Director


By:             *
     -----------------------------
     Richard B. Priory, Director


By:             *
     -----------------------------
     Raymond W. Smith, Director


-----------------

By:  /s/ Thomas A. Mutryn
     -----------------------------
     Thomas A. Mutryn, Attorney-In-Fact


*    Signed pursuant to power of attorney filed herewith.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the regis-trant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registra-tion statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arlington, State of Virginia, on June 2, 1999.


                              US AIRWAYS, INC.



                              By:  /s/ Rakesh Gangwal
                                   -----------------------------
                                   Rakesh Gangwal, Director, President
                                   and Chief Executive Officer
                                   (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this regis-tration statement has been signed by the following persons in the capacities indicated, on June 2, 1999.

By:  /s/ Rakesh Gangwal
     -----------------------------
     Rakesh Gangwal, Director, President
     and Chief Executive Officer
     (Principal Executive Officer)


By:  /s/ Thomas A. Mutryn
     -----------------------------
     Thomas A. Mutryn
     Senior Vice President-Finance and
     Chief Financial Officer (Principal
     Financial Officer and Accounting
     Officer)


By:  /s/ Stephen M. Wolf
     -----------------------------
     Stephen M. Wolf, Director and Chairman


By:             *
     -----------------------------
     Mathias J. DeVito, Director


By:             *
     -----------------------------
     Peter M. George, Director


By:             *
     -----------------------------
     Robert L. Johnson, Director




By:             *
     -----------------------------
     Robert LeBuhn, Director


By:             *
     -----------------------------
     John G. Medlin, Jr., Director


By:             *
     -----------------------------
     Hanne M. Merriman, Director


By:             *
     -----------------------------
     Thomas H. O'Brien, Director


By:             *
     -----------------------------
     Hilda Ochoa-Brillembourg, Director


By:             *
     -----------------------------
     Richard B. Priory, Director


By:             *
     -----------------------------
     Raymond W. Smith, Director


-----------------

By:  /s/ Thomas A. Mutryn
     -----------------------------
     Thomas A. Mutryn, Attorney-In-Fact


*    Signed pursuant to power of attorney filed herewith.


                                    II-9


                                EXHIBIT INDEX


Exhibit No.       Description of Exhibit
-----------       ----------------------

    4.1           Form of Pass Through Trust Agreement
    4.2           Form of Pass Through Certificate (included as part of
                  Exhibit 4.1)
    5             Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois)
   12             Statements re: computations of ratios
   23.1           Consent of KPMG LLP
   23.2           Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  (included in its opinion filed as Exhibit 5)
   23.3           Consent of Skadden, Arps, Slate, Meagher & Flom LLP
   24             Powers of Attorney
   25             Form T-1 Statement of Eligibility of Trustee under the
                  Trust Indenture Act of Trustee